SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

New You, Inc.

(Exact name of the registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52668 (Commission File Number)	26-3062661 (IRS Employer Identification Number)

6351 Yarrow Drive, Ste E, Carlsbad, California 92011

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (800)  260-9062

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
NONE	N/A	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Section 1. – Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On May 17, 2021, our wholly-owned subsidiary ST Brands, Inc. (“STB”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Infinite Product Company, LLC, a Colorado limited liability company (“Infinite”). Under the Agreement, and the shareholders of STB (each a “Shareholder” and collectively the “Shareholders”). Under the Agreement, ST agreed to acquire 49% of the membership interests in Infinite, with an option to acquire the additional 51% of the membership interests in Infinite upon the fulfillment of certain conditions.

Within 15 days of execution of the Agreement, ST shall furnish funds sufficient to pay and retain a PCAOB qualified auditor for Infinite, and we shall issue and place into escrow $8.8 million worth of our common stock. Upon Infinite’s delivery of its audited consolidated financial statements for its fiscal years ended December 31, 2020 and 2019, the $8.8 million worth of New You, Inc. common stock in escrow shall be released and ST shall be required to pay the sum of $1 million in cash.

The Agreement is filed herewith as Exhibit 10.1.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On May 27, 2021, we issued the press release furnished herewith as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

New You, Inc.
Date: May 27, 2021	By: /s/ Ray Grimm, Jr. Ray Grimm, Jr. Chief Executive Officer

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